UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): August 16, 2017

LSI INDUSTRIES INC.

(Exact name of Registrant as specified in its Charter)

Ohio	01-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     Effective August 16, 2016 the Compensation Committee (the “Committee”) of the Board of Directors of LSI Industries Inc. (“LSI” or the “Company”) adopted the Fiscal Year 2018 LSI Industries Inc. Long Term Incentive Plan (LTIP) for Named Executive Officers (the “2018 LTIP”). The 2018 LTIP provides for the issuance of share-based awards to named executive officers of the Company pursuant to the LSI Industries Inc. Amended and Restated 2012 Stock Incentive Plan, as of November 17, 2016 (the “2012 Stock Incentive Plan”). Pursuant to the 2018 LTIP effective August 17, 2017 the Committee awarded to executive officers service-based stock options, service-based restricted stock units (“RSUs”) and performance-based stock options as follows:

Named Executive Officer	Service-Based Stock Options	Service-Based RSUs	Performance-Based Stock Options
Dennis W. Wells	60,477	25,490	123,560
James E. Galeese	38,000	8,500	45,000
Jeff A. Croskey	30,000	5,500	34,000
Howard E. Japlon	38,000	8,500	45,000
Andrew J. Foerster	30,000	6,500	34,000

The service-based stock options and RSUs vest ratably over a three year time period. The performance-based stock options vest based upon the attainment of the Company’s operating income goal as a percentage of planned net sales established for the 2018 fiscal year in 33.33% increments. Assuming the Company’s adjusted operating income goal for fiscal 2018 is achieved, the first 33.33% will vest after the end of the 2018 fiscal year; the second 33.33% will vest after the end of the 2019 fiscal year; and the third 33.33% will vest after the end of the 2020 fiscal year. The service-based stock options and performance-based stock options each have a ten year exercise term. The above summary description of the 2018 LTIP is qualified in its entirety by the full 2018 LTIP filed as an exhibit herewith and incorporated herein by reference.

Also effective August 16, 2017, the Committee adopted the Fiscal Year 2018 LSI Industries Inc. Short Term Incentive Plan (STIP) for Named Executive Officers (the “2018 STIP”). The 2018 STIP provides for the payment of cash bonuses to named executive officers of the Company if certain sales and operating income goals are met.  A graduated scale of bonus potential stated as a percentage of base salary is identified  at indicated levels of achievement of key performance indicators. The above summary description of the 2018 STIP is qualified in its entirety by the full 2018 STIP filed as an exhibit herewith and incorporated herein by reference.

The Committee also established annual salaries and determined cash bonuses for the Company’s executive officers as follows:

Name	Fiscal 2017 Cash Bonus	Fiscal 2018 Base Salary (effective 9/1/17)

Dennis W. Wells	$121,968	$560,000
President and Chief Executive Officer

James E. Galeese	$0	$320,000
Executive Vice President and
Chief Financial Officer

Jeff A. Croskey	$21,546	$288,660
President, LSI Graphics Segment
and President, Grady McCauley Inc.

Howard E. Japlon	$30,000	$320,000
Executive Vice President, Human Resources &
General Counsel

Andrew J. Foerster	$22,065	$295,622
Executive Vice President and
Chief Technology Officer

Bonus payments were paid pursuant to LSI’s Short Term Incentive Plan for Named Executive Officers—FY 2017 Plan (the "2017 Incentive Plan"). The 2017 Incentive Plan provides for cash bonus awards to the Company's named executive officers that are driven by the achievement of defined key performance indicators which reflect the Company’s operating results.  A graduated scale of bonus potential stated as a percentage of base salary is identified  at indicated levels of achievement of key performance indicators. Ten percent of the bonus potential for a named executive officer is discretionary and to be determined by subjective measures.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not applicable

(d)	Exhibits

Exhibit No	Description

10.1	Fiscal Year 2018 LSI Industries Inc. Short Term Incentive Plan (STIP) for Named Executive Officers
10.2	Fiscal Year 2018 LSI Industries Inc. Long Term Incentive Plan (LTIP) for Named Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LSI INDUSTRIES INC.

BY: /s/ Howard E. Japlon
Howard E. Japlon
Executive Vice President, Human Resources & General Counsel

August 22, 2017